Exhibit 99.1

Fluent Announces First Quarter 2021 Financial Results

•	Q1 2021 revenue of $70.2 million, down 11% over Q1 2020
•	Net loss of $6.3 million, or $0.08 per share
•	Media margin of $24.9 million, up 4% over Q1 2020 and representing 35.4% of revenue
•	Adjusted EBITDA of $4.7 million, representing 6.7% of revenue
•	Adjusted net income of $0.4 million, or $0.00 per share

New York, NY – May 10, 2021 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the first quarter ended 2021.

Ryan Schulke, Fluent’s Chief Executive Officer, commented, "We are motivated and energized as we accelerate the strategic transition of our business through our Traffic Quality Initiative. We see a clear, long-term strategic opportunity to fundamentally deliver a higher quality experience for consumers, enhance Fluent’s brand equity with our clients, and build enterprise value for our stakeholders. Our first quarter results were consistent with the ranges we had indicated and reflect the investments we are making to achieve our strategic vision and position Fluent as an industry leader.”

First Quarter Financial Summary

•	Q1 2021 revenue of $70.2 million, down 11% over Q1 2020
•	Net loss of $6.3 or $0.08 per share, compared to net income of $0.4 million, or $0.01 per share, in Q1 2020
•	Media margin of $24.9 million, an increase of 4% over Q1 2020 and representing 35.4% of revenue
•	Adjusted EBITDA of $4.7 million, representing 6.7% of revenue
•	Adjusted net income of $0.4 million, or $0.00 per share

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Monetization, as measured by media margin per registration, which was up two-fold in-year 2020 (Q4 vs. Q1), remains robust in 2021, enabled by investments in technology and analytics
•	Client demand on Fluent’s performance marketplace continues to be strong, supporting our strategic transition
•	Traffic Quality Initiative reducing revenue during transition to higher value strategy
•	Contact center capability continues to exceed expectations
•	New $65.0 million credit facility closed March 31, 2021, reducing effective interest rate by 500 bps, enhancing financial flexibility and extending maturity to 2026

  Conference Call

Fluent, Inc. will host a conference call on Monday, May 10, 2021 at 4:30 PM ET to discuss its 2021 first quarter financial results. To listen to the conference call on your telephone, please dial (888) 339-0797 for domestic callers, or (412) 317-5248 for international callers. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088 with the replay passcode 10156110. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is a leading performance marketing company with expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party database of opted-in consumer profiles, Fluent drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; the outcome of litigation, regulatory investigations or other legal proceedings in which we are involved or may become involved; failure to safeguard the personal information and other data contained in our database; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic; dependence on our key personnel; dependence on third-party service providers; management of the growth of our operations, including international expansion and the integration of acquired business units or personnel; the impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements; ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry; failure to compete effectively against other online marketing and advertising companies; competition we face for web traffic; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift to mobile applications; failure to detect click-through or other fraud on advertisements; impact of increased fulfillment costs; failure to meet our clients’ performance metrics or changing needs; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	March 31, 2021	December 31, 2020
ASSETS:
Cash and cash equivalents	$32,660	$21,087
Accounts receivable, net of allowance for doubtful accounts of $268 and $368, respectively	58,004	62,669
Prepaid expenses and other current assets	3,303	2,435
Total current assets	93,967	86,191
Restricted cash	1,480	1,480
Property and equipment, net	2,025	2,201
Operating lease right-of-use assets	7,875	8,284
Intangible assets, net	43,097	45,417
Goodwill	165,088	165,088
Other non-current assets	1,755	1,559
Total assets	$315,287	$310,220
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$13,484	$7,692
Accrued expenses and other current liabilities	24,175	31,568
Deferred revenue	1,935	1,373
Current portion of long-term debt	6,250	7,293
Current portion of operating lease liability	2,278	2,291
Total current liabilities	48,122	50,217
Long-term debt, net	43,848	33,283
Operating lease liability	6,849	7,290
Other non-current liabilities	4,259	2,545
Total liabilities	103,078	93,335
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 82,228,823 and 80,295,141, respectively; and Shares outstanding — 78,173,812 and 76,349,274, respectively	41	40
Treasury stock, at cost — 4,055,011 and 3,945,867 shares, respectively	(10,623)	(9,999)
Additional paid-in capital	413,958	411,753
Accumulated deficit	(191,167)	(184,909)
Total shareholders' equity	212,209	216,885
Total liabilities and shareholders' equity	$315,287	$310,220

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$70,170	$78,934
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	50,990	56,624
Sales and marketing (1)	2,961	2,830
Product development (1)	3,434	2,731
General and administrative (1)	11,699	11,076
Depreciation and amortization	3,373	3,733
Total costs and expenses	72,457	76,994
(Loss) income from operations	(2,287)	1,940
Interest expense, net	(1,008)	(1,532)
Loss on early extinguishment of debt	(2,964)	—
(Loss) income before income taxes	(6,259)	408
Income tax benefit	1	—
Net (loss) income	$(6,258)	$408

Basic and diluted (loss) income per share:
Basic	$(0.08)	$0.01
Diluted	$(0.08)	$0.01

Weighted average number of shares outstanding:
Basic	81,892,593	78,604,280
Diluted	81,892,593	78,753,770

(1) Amounts include share-based compensation expense as follows:
Sales and marketing	$163	$218
Product development	268	237
General and administrative	800	1,942
Share-based compensation	$1,231	$2,397

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(6,258)	$408
Adjustments to reconcile net (loss) income to net cash provided by (used in) by operating activities:
Depreciation and amortization	3,373	3,733
Non-cash loan amortization expense	202	356
Share-based compensation expense	1,231	2,397
Non-cash loss on early extinguishment of debt	2,198	—
Non-cash accrued compensation expense for Put/Call Consideration	1,746	—
Provision for bad debt	(99)	183
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	4,764	(280)
Prepaid expenses and other current assets	(868)	(23)
Other non-current assets	(196)	(113)
Operating lease assets and liabilities, net	(45)	(43)
Accounts payable	5,792	(5,720)
Accrued expenses and other current liabilities	(7,393)	(1,501)
Deferred revenue	562	386
Other	(32)	(30)
Net cash provided by (used in) operating activities	4,977	(247)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(816)	(625)
Acquisition of property and equipment	(20)	(7)
Net cash used in investing activities	(836)	(632)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	49,624	—
Repayments of long-term debt	(41,736)	(2,998)
Exercise of stock options	934	—
Prepayment penalty on debt extinguishment	(766)	—
Taxes paid related to net share settlement of vesting of restricted stock units	(624)	(416)
Repurchase of treasury stock	—	(1,300)
Net cash provided by (used in) financing activities	7,432	(4,714)
Net increase (decrease) in cash, cash equivalents and restricted cash	11,573	(5,593)
Cash, cash equivalents and restricted cash at beginning of period	22,567	20,159
Cash, cash equivalents and restricted cash at end of period	$34,140	$14,566

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net (loss) income excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) loss on early extinguishment of debt, (5) accrued compensation expense for Put/Call Consideration, (6) share-based compensation expense, (7) acquisition-related costs, and (8) certain litigation and other related costs.

Adjusted net income is defined as net (loss) income excluding (1) loss on early extinguishment of debt, (2) accrued compensation expense for Put/Call Consideration, (3) share-based compensation expense, (4) acquisition-related costs, and (5) certain litigation and other related costs. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from net (loss) income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
	2021	2020
Net (loss) income	$(6,258)	$408
Income tax benefit	(1)	—
Loss on early extinguishment of debt	2,964	—
Interest expense, net	1,008	1,532
Depreciation and amortization	3,373	3,733
General and administrative	11,699	11,076
Product development	3,434	2,731
Sales and marketing	2,961	2,830
Non-media cost of revenue (1)	5,690	1,603
Media margin	$24,870	$23,913
Revenue	$70,170	$78,934
Media margin % of revenue	35.4%	30.3%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net (loss) income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
	2021	2020
Net (loss) income	$(6,258)	$408
Income tax benefit	(1)	—
Interest expense, net	1,008	1,532
Depreciation and amortization	3,373	3,733
Loss on early extinguishment of debt	2,964	—
Accrued compensation expense for Put/Call Consideration	1,746	—
Share-based compensation expense	1,231	2,397
Acquisition-related costs	—	47
Certain litigation and other related costs	668	907
Adjusted EBITDA	$4,731	$9,024

Below is a reconciliation of adjusted net income and adjusted net income per share from net (loss) income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
(In thousands, except share data)	2021	2020
Net (loss) income	$(6,258)	$408
Loss on early extinguishment of debt	2,964	—
Accrued compensation expense for Put/Call Consideration	1,746	—
Share-based compensation expense	1,231	2,397
Acquisition-related costs	—	47
Certain litigation and other related costs	668	907
Adjusted net income	$351	$3,759
Adjusted net income per share:
Basic	$0.00	$0.05
Diluted	$0.00	$0.05
Weighted average number of shares outstanding:
Basic	81,892,593	78,604,280
Diluted	84,144,209	78,753,770

We present media margin, adjusted EBITDA, adjusted net income and adjusted net income per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business, including costs and accruals related to the NY AG and FTC matters. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented.

Adjusted net income, as defined above, and the related measure of adjusted net income per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net income.

Media margin, adjusted EBITDA, adjusted net income and adjusted net income per share are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, net (loss) income as indicators of operating performance. None of these metrics are presented as measures of liquidity. The way we measure media margin, adjusted EBITDA and adjusted net  income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com